As filed with the Securities and Exchange Commission on December 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIVUS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3136179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

351 EAST EVELYN AVENUE
MOUNTAIN VIEW, CA  94041

(Address of principal executive offices, including zip code)

2010 Equity Incentive Plan

(Full title of the plan)

Seth H. Z. Fischer

Chief Executive Officer

VIVUS, Inc.

351 East Evelyn Avenue

Mountain View, CA 94041

(650) 934-5200

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

John L. Slebir

Senior Vice President, Business Development and General Counsel

VIVUS, Inc.

351 East Evelyn Avenue

Mountain View, CA 94041

(650) 934-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, to be issued pursuant to the 2010 Equity Incentive Plan	5,000,000	$1.39(2)	$6,950,000(2)	$805.51

(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the common stock of VIVUS, Inc. (the “Registrant”) that become issuable under the Registrant’s 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)  Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.39 per share, which represents the average of the high and low prices of the Registrant’s common stock reported on the NASDAQ Global Market on December 8, 2016.

INTRODUCTION

On November 8, 2016, the stockholders of the Registrant approved the amended and restated 2010 Equity Incentive Plan (the “Plan”), increasing the number of authorized shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may become issuable under the Plan by 5,000,000 shares. The Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.         Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are available without charge upon written or oral request to: VIVUS, Inc., Attn: Stock Plan Administrator, 351 East Evelyn Avenue, Mountain View, CA 94041, Tel: (650) 934-5200.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on March 9, 2016 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including portions of the Registrant’s Proxy Statement for the 2016 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein.

(b)         The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015 filed with the Commission on April 22, 2016 pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c)          The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the Commission on May 3, 2016 pursuant to Section 13(a) or 15(d) of the Exchange Act.

(d)         The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the Commission on August 4, 2016 pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)          The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the Commission on November 9, 2016 pursuant to Section 13(a) or 15(d) of the Exchange Act.

(f)           The Registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2016, March 9, 2016, March 14, 2016, May 3, 2016, May 5, 2016, May 6, 2016, June 21, 2016, June 30, 2016, July 22, 2016, July 27, 2016, August 4, 2016, August 9, 2016, August 29, 2016, September 6, 2016, September 28, 2016, October 3, 2016, November 9, 2016, November 9, 2016 and November 14, 2016 (except that any reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference in this Registration Statement).

(g)          The Registrant’s Registration Statement on Form S-8 filed with the Commission on July 14, 2010 registering 16,615,199 shares of Common Stock under the Plan.

(h)         The Registrant’s Registration Statement on Form S-8 filed with the Commission on November 5, 2014 registering 5,950,000 shares of Common Stock under the Plan.

(i)             The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 24, 1994 registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s amended and restated bylaws provide for the mandatory indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s amended and restated bylaws also provide (i) that the Registrant may modify the scope of indemnification by individual contracts with its directors and officers, and (ii) that the Registrant shall not be required to indemnify any director or officer unless the indemnification is required by law, the proceeding in which indemnification is sought was authorized in advance by its board of directors, the indemnification is provided by the Registrant, in its sole discretion pursuant to powers vested in it under the Delaware General Corporation Law or the indemnification is required by individual contract. In addition, the Registrant’s amended and restated bylaws give it the power to indemnify its employees and agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant’s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware Law.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated bylaws, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description
4.1	VIVUS, Inc. 2010 Equity Incentive Plan.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this registration statement).

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 14th day of December, 2016.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Seth H. Z. Fischer and John L. Slebir, and each one of them individually, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seth H. Z. Fischer	Chief Executive Officer (Principal Executive Officer) and Director	December 14, 2016
Seth H. Z. Fischer

/s/ Mark K. Oki	Chief Financial Officer and Chief Accounting Officer	December 14, 2016
Mark K. Oki	(Principal Financial and Accounting Officer)

/s/ David Y. Norton	Director	December 14, 2016
David Y. Norton

/s/ Jorge Plutzky, M.D.	Director	December 14, 2016
Jorge Plutzky, M.D.

/s/ Eric W. Roberts	Director	December 14, 2016
Eric W. Roberts

/s/ Herman Rosenman	Director	December 14, 2016
Herman Rosenman

/s/ Allan L. Shaw	Director	December 14, 2016
Allan L. Shaw

/s/ Mayuran Sriskandarajah	Director	December 14, 2016
Mayuran Sriskandarajah

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	VIVUS, Inc. 2010 Equity Incentive Plan.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this registration statement).